                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                EUPHONIX, INC.
               (Name of Registrant as Specified in its Charter)
                            _______________________
       (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        __________________________________________
    (2) Aggregate number of securities to which transaction applies:
        __________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        __________________________________________
    (4) Proposed maximum aggregate value of transaction:
        __________________________________________
    (5) Total fee paid:
        __________________________________________

[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: _____________________
        (2) Form, Schedule or Registration Statement No.:___________________
        (3) Filing Party:_______________________
        (4) Date Filed:_________________________

                               	EUPHONIX, INC.
	                            220 Portage Avenue
	                        Palo Alto, California 94306
	                            ___________________

                   	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
	                          TO BE HELD ON JUNE 26, 1997

                                _______________



         The Annual Meeting of Shareholders of Euphonix, Inc., a California corporation (the "Company"), will be held at the Company's offices located at 220 Portage Avenue, Palo Alto, California 94306 on Thursday, June 26, 1997 at 9:00 a.m. California time, for the following purposes.

         1.	To elect three directors to serve for the ensuing two years
            or until their successors are duly elected and qualified.

         2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December
            31, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 28, 1997 are entitled to notice of and to vote at this meeting and any adjourn-ment or postponement thereof. A list of such shareholders is kept at the office of the Company's transfer agent, ChaseMellon Shareholer Services,L.L.C. All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

         Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        By Order of the Board of Directors,

                                        /s/ JAMES DOBBIE
                                        James Dobbie
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors

Palo Alto, California
May 22, 1997


         IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                             	EUPHONIX, INC.
	                          220 Portage Avenue
	                      Palo Alto, California 94306
                              ____________

                            	PROXY STATEMENT
                              ____________

                	Notice of Annual Meeting of Shareholders
	                              June 26, 1997


             	INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place

         This Proxy Statement is furnished to the shareholders of Euphonix, Inc., a California corporation (the "Company"), in connection with the soli-citation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, June 26, 1997, and any and all postponements or adjournments thereof. These proxy solicitation materials were first mailed on or about May 22, 1997 to all shareholders entitled to vote at the Annual Meeting.

Purposes of the Annual Meeting

         The purposes of the Annual Meeting are to (1) elect a Board of Direc-tors of the Company, (2) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date and Share Ownership

         Shareholders of record at the close of business on April 28, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 5,568,455 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Stock Ownership Table."

Voting and Solicitation; Quorum

         Each share has one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

         The Company believes that abstentions should be counted for the pur-pose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

         Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, absten-tions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

         The cost of this solicitation will be borne by the Company. In addi-tion, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Shareholder Proposals for the Next Annual Meeting

         Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than January 22, 1998 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 220 Portage Avenue, Palo Alto, California 94306.

                     	PROPOSAL NO. 1--ELECTION OF DIRECTORS

         There are currently authorized six seats on the Company's Board of Directors (the "Board"). The Board is divided into two classes with each direc-tor serving a two-year term and one class being elected at each year's annual meeting of shareholders. Directors Kuhling, Nohra and Silfvast are in the class of directors whose terms expire at the annual meeting of shareholders to be held June 26, 1997, and Directors Chang, Dobbie and Kamath are in the class of directors whose terms will expire at the 1998 annual meeting of shareholders. The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, with-hold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

         The following three persons have been selected and appointed by the Board of Directors as nominees for election to the Board: Robert F. Kuhling, Jr., Guy Paul Nohra and Scott W. Silfvast. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to serve as a director, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The names of the directors of the Company, including the nominees, and certain information about them, are set forth below.


                                     Director      Principal Occupation
           Name               Age     Since            or Employment
--------------------------   -----   ------- -------------------------------
Milton M.T. Chang, Ph.D.(1)    54      1988    Chairman of the Board of New
                                               Focus, Inc.

James Dobbie                   66      1991    Chief Executive Officer and
                                               Chairman of the Board

B. Yeshwant Kamath(2)          49      1996    Division President of the KUB
                                               division of Videonics, Inc.

Robert F. Kuhling, Jr.(1)      48      1990    General Partner of several
                                               venture capital partnerships
                                               managed by ONSET Ventures
                                               Services Corp.

Guy Paul Nohra(2)              37      1991    General Partner of certain
                                               venture capital funds affiliated
                                               with Burr, Egan, Deleage & Co.

Scott W. Silfvast              34      1988    President of the Company
_____________________
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

         Milton M.T. Chang, Ph.D. has served on the Board of Directors since the Company's inception in July 1988. Since April, 1996, Dr. Chang has served as Chairman of the Board of New Focus, Inc., a privately held manufac-turer of optic components which he co-founded, and from May 1990 to April, 1996, Dr. Chang has served as its President. From 1988 to May 1990, Dr. Chang was self-employed as a consultant. Dr. Chang also serves on the board of direc-tors of a number of privately held companies.

         James Dobbie has served as Chief Executive Officer and Chairman of the Board of the Company since March 1991. From 1988 to February 1991, Mr. Dobbie was a self-employed consultant and consulted for the Company from Novem-ber 1990 to February 1991. From 1984 to 1987, Mr. Dobbie was Chairman of the Board of Akashic Memories, a privately held supplier of high density computer disks. From 1979 to 1983, Mr. Dobbie was President of Avantek, an electronic component company.

         B. Yeshwant Kamath has served as a director of the Company since October 1996. Dr. Kamath is the Division President of the KUB division of Videonics, Inc. KUB Systems, a company that manufactures video special effects equipment was founded by Dr. Kamath in February 1992 and acquired by Videonics in May 1996. Previously, Dr. Kamath was a founder of Abekas Video Systems, Inc., a subsidiary of Carlton Communications PLC, where he was President from 1982 to August 1990. Dr. Kamath is also a director of Elantec Semiconductor, Inc.

         Robert F. Kuhling, Jr. has served as a director of the Company since October 1990. Since 1987, Mr. Kuhling has been a general partner of several venture capital partnerships managed by ONSET Ventures Services Corp., a venture capital firm. From 1985 to 1987, he was director of Design Automation Marketing for Sun Microsystems, Inc. Mr. Kuhling also serves on the board of directors of Conceptus, Inc. and serves as a director for a number of privately held companies.

         Guy Paul Nohra has been a member of the Board of Directors since Novem-ber 1991. Since 1992, Mr. Nohra has been a general partner of certain venture capital funds affiliated with Burr, Egan, Deleage & Co., a venture capital firm, and was an associate of Burr, Egan, Deleage & Co. from 1989 to 1992. From 1982 to 1989, he was a product manager of Medical Products of Securities Pacific Trading Corp., a United States based export trading company. Mr. Nohra also serves on the Board of Directors of InnerDyne, Inc. and Interpore International, both publicly held companies, and several privately held companies.

         Scott W. Silfvast founded the Company in July 1988. He has been a director of the Company since its inception and has served as President since March 1990. Mr. Silfvast also served as Chairman of the Board from July 1988 until February 1991. From 1983 to July 1988, he was an engineer for SRS, a measurement instrumentation company.

Vote Required; Recommendation of Board of Directors

         The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.
Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

                     	THE BOARD OF DIRECTORS RECOMMENDS
	                   A VOTE IN FAVOR OF EACH NAMED NOMINEE


Board Meetings and Committees

         The Board of Directors of the Company held a total of five meetings during 1996. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director has been a director) and (ii) the total number of meetings of committees of the Board of Directors on which such person served (during the period that such director served).

         Audit Committee.  The Audit Committee held one meeting during 1996.
The Audit Committee currently consists of Dr. Kamath and Mr. Nohra. Christopher Stone also served on the Audit Committee until his resignation from the Board on December 3, 1996. The Audit Committee reviews both audit and non-audit services performed by the Company's independent accountants for the preceding year and recommends engagement of the Company's independent auditors. The
Audit Committee also reviews and evaluates the Company's accounting principles and its systems of internal accounting controls.

         Compensation Committee. The Compensation Committee, consisting of Dr. Chang and Mr. Kuhling, makes recommendations to the Board of Directors regarding all forms of compensation to executive officers, and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met once during the fiscal year.

         Nominating Committee.	The Company does not have a nominating committee
or a committee performing the functions of a nominating committee.

Compensation of Directors

         Non-employee directors of the Company currently do not receive compen-sation for each Board meeting attended. Reimbursement of expenses is allowed. Officers of the Company do not receive additional compensation for attendance at Board of Directors meetings or committee meetings. In addition, all non-employee directors elected for the first time after July 20, 1995 are eligible to participate in the Company's 1995 New Director Option Plan (the "Director Plan"). The Director Plan provides for the automatic grant of a nonstatutory stock option to purchase 10,000 shares of Common Stock of the Company to each non-employee director of the Company's on the date which such person first becomes a director and an additional grant of a nonstatutory stock option to purchase 2,000 shares of Common Stock of the Company on the date of each annual meeting of the shareholders. All options granted under the Director Plan are subject to a four-year vesting schedule. During the fiscal year ended December 31, 1996, Dr. Kamath was automatically granted an option to purchase 10,000 shares of Common Stock under the Director Plan at a per share exercise price of $6.00 upon joining the Board of Directors.


            	PROPOSAL NO. 2--RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent public accountants for the fiscal year ending December 31, 1997. Ernst & Young (or one of its predecessor firms) has been the Company's independent auditors since 1988. Audit services of Ernst & Young during the last fiscal year included the examination of the consolidated finan-cial statements of the Company and services related to filings with the Secur-ities and Exchange Commission and other regulatory bodies in connection with the Company's initial public offering.

         A representative of Ernst & Young is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a state-ment if such representative so desires. Moreover, Ernst & Young's representa-tive will be available to respond to appropriate questions from the share-holders.

Vote Required; Recommendation of Board of Directors

         The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Ernst & Young as the Company's independent auditors. In the event that the shareholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                     	THE BOARD OF DIRECTORS RECOMMENDS
	                     A VOTE IN FAVOR OF PROPOSAL NO. 2

                           	OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Company's direc-tors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission (the "SEC") and to the exchange upon which the Common Stock is traded, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

         Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 1996, all Reporting Persons complied with all applicable filing requirements, except that the Form 3 required to be filed on behalf of B. Yeshwant Kamath was filed late by the Company.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee was formed in April 1992 to review and approve the compensation and benefits for the Company's key executive offi-cers, administer the Company's stock option plans and make recommendations to the board of directors regarding such matters. The committee is currently composed of Dr. Chang and Mr. Kuhling, neither of whom is an officer of the Company. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Stock Ownership Table

         The table below indicates the number of shares of the Company's Common Stock beneficially owned as of March 31, 1997 by: (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table (the "Named Offi-cers"), and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.


                                                          Number of Shares
                                                        Beneficially Owned(1)


Directors, Executive Officers and 5% Shareholders        Number      Percent
-------------------------------------------------        ------      -------
Robert F. Kuhling, Jr. (2)............................   944,922       17.0%
   c/o ONSET Enterprise Associates
   2490 Sand Hill Road
   Menlo Park, CA  94025

ONSET Enterprise Associates...........................   944,335       17.0%
   2490 Sand Hill Road
   Menlo Park, CA  94025

                                                           Number of Shares
                                                         Beneficially Owned(1)

Directors, Executive Officers and 5% Shareholders       Number        Percent
-------------------------------------------------       ------        -------

Venture Capital Funds managed by or affiliated with.. 	 462,675         8.3%
Burr, Egan, Deleage & Company (3)
   One Post Office Square
   Suite 3800
   Boston, MA  02109

Guy Paul Nohra (4)...................................	  462,675         8.3%
   c/o Burr, Egan, Deleage & Co.
   One Post Office Square
   Suite 3800
   Boston, MA  02109

Milton M. T. Chang, Ph.D.............................   288,800         5.2%
   c/o New Focus, Inc.
   2630 Walsh Avenue
   Santa Clara, CA  95051

Scott W. Silfvast (5)................................   254,723         4.6%

James Dobbie (5).....................................   159,730         2.9%

Jeffrey A. Chew (5)..................................    55,124         1.0%

B. Yeshwant Kamath...................................        --          --

All executive officers and directors as a group
   (7 persons) (5)..................................  2,165,974        38.6%

_______________________

* Less than one percent.

(1)	Based on 5,568,455 shares of Common Stock outstanding as of March 31, 1997.

(2)	Includes 944,335 shares held by ONSET Enterprise Associates ("ONSET").
    Mr. Kuhling is a general partner of OEA Management, L.P. ("OEA"), which is the general partner of ONSET, and, together with the other general partners of OEA, shares voting and investment power with respect to such shares.
    Mr. Kuhling disclaims beneficial ownership of the shares held by ONSET except to his proportionate partnership interest therein. Also includes 587 shares held by a trust for the benefit of Mr. Kuhling and his spouse.

(3)	Includes 391,285 shares held by Alta IV Limited Partnership ("Alta") and
    71,390 shares held by C.V. Sofinnova Partners Five ("Sofinnova" and, together with Alta, the "BED Funds"). The principals of Burr, Egan, Deleage & Co. are general partners of Alta IV Management Partners, L.P. ("Alta IV MP") (which is a general partner of Alta). As general partners of Alta IV MP, they may be deemed to share voting and investment power for the shares held by Alta. Burr, Egan, Deleage & Co. serves as an advisor to Sofinnova. The principals of Burr, Egan, Deleage & Co. disclaim beneficial ownership of all such shares held by the BED Funds, except to the extent of their proportionate pecuniary interests therein.

(4)	Includes 462,675 held by the BED Funds.  Mr. Nohra is a general partner of certain venture funds affiliated with Burr, Egan, Deleage & Co. Mr. Nohra disclaims beneficial ownership of all such shares held by the BED Funds.

(5)	Includes 14,375, 14,375, 22,625 and 51,375 shares which Messrs. Silfvast,
    Dobbie and Chew and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of March 31, 1997 upon the exercise of stock options.


                      	COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth information concerning the compensa-tion paid by the Company during the fiscal years ended December 31, 1996, 1995 and 1994, to the Named Officers.

                                                                  Long-Term
                                                                 Compensation
                                                                 ------------
                                    Annual Compensation             Awards
                                    -------------------          ------------
                                                                  Securities
Name and Principal Position  Year  Salary($)  Bonus($)(1) Underlying Options(#)
---------------------------  ----  ---------  ----------- ---------------------
James Dobbie...............  1996   179,168        12,500                  0
  Chief Executive Officer
  and Chairman of the Board  1995   160,024        72,000             30,000
                             1994   156,686        15,000                  0

Scott W. Silfvast..........  1996   131,284        12,500                  0
  President                  1995   115,155        46,888             30,000
                             1994   103,317         5,000                  0

Jeffrey A. Chew............  1996   119,167        12,500                  0
   Vice President Finance,   1995    93,978        35,000             30,000
   Chief Financial Officer   1994    83,958        10,000                  0

___________________
(1) Includes bonus amounts earned in a fiscal year and paid in the subsequent fiscal year.

Option Grants in Last Fiscal Year

         There were no options granted to the Named Officers during the fiscal year ended December 31, 1996.

Aggregated Option Exercises in Fiscal 1996 and Fiscal 1996 Year-End Values

         The following table sets forth for each of the Named Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1996.

                                                     Number of Securities
                                                    Underlying Unexercised
 Name               Shares                       Options at Fiscal Year End(#)
-----             Acquired on         Value      -----------------------------
                  Exercise(#)     Realized($)(1)   Exercisable    Unexercisable
                  -----------     --------------   -----------    -------------
James Dobbie       $        0      $          0       11,250         18,750

Scott W. Silfvast           0                 0       11,250         18,750

Jeffrey A. Chew         5,000            41,917       17,417         25,084


Continued:            Value of Unexercised
                    In-the-Money Options at
                     Fiscal Year End($)(2)
                    -----------------------
Name               Exercisable  Unexercisable
----               -----------  -------------
James Dobbie       $  15,469     $    25,781

Scott W. Silfvast     15,469          25,781

Jeffrey A. Chew       41,624          52,542
-------------
(1)	Market value of underlying securities based on the closing price of the
    Company's Common Stock on the date of exercise, minus the exercise price.

(2)	Market value of underlying securities based on the closing price of $4.375 of the Company's Common Stock on December 31, 1996, minus the exercise price.



                   	REPORT OF THE COMPENSATION COMMITTEE

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 11 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

         Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating share-holder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that per-formance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

         The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

         Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent, and
(v) the Company's financial performance generally. The weight given such fac-tors by the Committee may vary from individual to individual.

         Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation may be paid in the form of contingent cash bonuses which are paid annually. The bonus amounts for execu-tive officers are dependent in part on the Company's revenue performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive has responsibility and satisfac-tory completion of special projects supervised by the executive officer.

         Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and the other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primar-ily based upon an evaluation of the past as well as the future anticipated per-formance and responsibilities of the individual in question. During the 1996 fiscal year, none of the Named Officers received an award of stock options.

         Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. James Dobbie's base salary for fiscal 1996 was $179,168. Mr. Dobbie's base salary for 1996 was established in part by com-paring the base salaries of chief executive officers at other companies of sim-ilar size using published compensation sources. Mr. Dobbie received a cash bonus of $12,500 for fiscal 1996. Mr. Dobbie did not receive a grant of stock options in fiscal 1996.

         Policy Regarding Deductibility of Compensation. The Company is re-quired to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the other-wise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $ 1 million per year. It is not expec-ted that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensa-tion.


                                                 COMPENSATION COMMITTEE
                                                 Milton M. T. Chang, Ph.D.
                                                 Robert F. Kuhling, Jr.

                   	COMPARISON OF CUMULATIVE TOTAL RETURN OF
	                EUPHONIX, INC., NASDAQ STOCK MARKET U.S. INDEX
                        	AND THE H&Q TECHNOLOGY INDEX


         The following graph shows a comparison of cumulative total return on Common Stock for the Company, the Nasdaq Stock Market U.S. Index, and the Hambrecht & Quist Technology Index for the period commencing August 22, 1995 through December 1996. The Company's Common Stock began trading on the Nasdaq Stock Market on August 22, 1995. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                    HAMBRECHT & QUIST INDEX PRODUCTS AND SE
                       1997 PROXY PERFORMANCE GRAPH DATA
                            Monthly Data Series
               SCALED PRICES: Stock and index prices scaled to 100 at

                                        H&Q            Nasdaq Stock
      DATES     Euphonix             Technology        Market -U.S.
      -----     --------             ----------        ------------
    8/22/95      100                     100              100
     Aug-95      103.13                   98.17            99.53
     Sep-95      125.00                  100.96           101.82
     Oct-95      114.06                  102.26           101.23
     Nov-95      106.25                  101.68           103.61
     Dec-95      106.25                   98.59           103.06
     Jan-96      134.38                  100.78           103.57
     Feb-96      125.00                  104.62           107.51
     Mar-96      109.38                  100.56           107.87
     Apr-96      126.56                  111.53           116.82
     May-96      126.56                  113.08           122.18
     Jun-96      104.69                  105.17           116.68
     Jul-96       96.88                   95.17           106.29
     Aug-96       62.50                  100.81           112.24
     Sep-96       78.13                  111.99           120.83
     Oct-96       59.38                  110.08           119.51
     Nov-96       60.94                  120.96           126.91
     Dec-96       54.69                  118.30           126.77

    The chart above assumes $100 invested in each of the Company's Common Stock, the Nasdaq Stock Market U.S. Index and the Hambrecht & Quist Technology Index on August 22, 1995, and the reinvestment of dividends.

                   	ANNUAL REPORT AND FINANCIAL STATEMENTS

         The 1996 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 1996, is accompany-ing this Proxy Statement.

                              	OTHER MATTERS

         The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy in the enclosed envelope.

                                          By Order of the Board of Directors,


                                          /s/ JAMES DOBBIE
                                          James Dobbie
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

May 22, 1997
Palo Alto, California

         	This Proxy is solicited on behalf of the Board of Directors

                            	EUPHONIX, INC.

                 	1997 ANNUAL MEETING OF SHAREHOLDERS
	                            June 26, 1997


The undersigned shareholder of EUPHONIX, INC., a California corporation, here-by acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 22, 1997, and hereby appoints James Dobbie and Jeffrey A. Chew, and each of them, proxies with full power to each of substitu-tion, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of EUPHONIX, INC. to be held on Thursday, June 26, 1997, at 9:00 a.m., local time, at the offices of the Com-pany, at 220 Portage Avenue, Palo Alto, California 94306 and at any adjourn-ment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


     	(Continued, and to be marked, dated and signed, on the other side)

1.	ELECTION OF DIRECTORS:

   ___	FOR all nominees listed below (except as indicated)

   ___ WITHHOLD AUTHORITY

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

   Robert F. Kuhling, Jr., Guy Paul Nohra, Scott W. Silfvast

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
   INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
   DECEMBER 31, 1997.

            __             __              __
           |__|  FOR      |__|  AGAINST   |__| ABSTAIN

    and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER
MATTERS AS MAY COME BEFORE THE MEETING.

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature(s)______________________________				Dated_____________________


Print Name(s)______________________________ 		Dated_____________________





                             Page 2 of 2